                                  FOURTH AMENDMENT


     THIS FOURTH AMENDMENT, dated as of March 29, 2000 (this "AMENDMENT"), is among AMC ENTERTAINMENT INC., a Delaware corporation (the "BORROWER"), and the Lenders (as defined below) signatories hereto.


                                W I T N E S S E T H:

     WHEREAS, the Borrower, certain financial institutions from time to time parties thereto (collectively, the "LENDERS"), The Bank of Nova Scotia as administrative agent for the Lenders (the "ADMINISTRATIVE AGENT") and Bank of America National Trust and Savings Association as documentation agent (the "DOCUMENTATION AGENT") are parties to the Amended and Restated Credit Agreement, dated as of April 10, 1997 ( as further amended, supplemented, amended and restated or otherwise modified prior to the date hereof, the "EXISTING CREDIT AGREEMENT"); and

     WHEREAS, the Borrower has requested that the Lenders amend the Existing Credit Agreement in certain respects, as described below; and

     WHEREAS, the Lenders have agreed, subject to the terms and conditions set forth herein, to amend the Existing Credit Agreement as set forth below (the Existing Credit Agreement, as amended by this Amendment, being referred to as the "CREDIT AGREEMENT");

     NOW, THEREFORE, in consideration of the agreements herein contained, and for other valuable consideration receipt of which is hereby acknowledged, the parties hereto hereby agree as follows.


                                      PART  I

                                    DEFINITIONS

     SUBPART 1.1. DEFINITIONS. Terms for which meanings are provided in the Existing Credit greement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

                                      PART II

                                 AMENDMENTS TO THE
                             EXISTING CREDIT AGREEMENT

     Effective on (and subject to the occurrence of) the Fourth Amendment Effective Date (as defined in SUBPART 3.1), the Existing Credit Agreement is hereby amended in accordance with this Part.

     SUBPART 2.1. AMENDMENTS TO ARTICLE I. Article I of the Existing Credit Agreement is hereby amended as set forth in this SUBPART 2.1.

          (a) The following new definitions are added to Section 1.1 of the Existing Credit Agreement in their appropriate alphabetical order:

               "FOURTH AMENDMENT" means the Fourth Amendment, dated as of March 29, 2000, among the Borrower and the Lenders party thereto.

               "FOURTH AMENDMENT EFFECTIVE DATE" is defined in Subpart 3.1 of the Fourth Amendment.

               "INTERNATIONAL ASSETS" means (a) theatres located outside the United States and Canada and (b) Capital Stock of Persons (other than AMC Entertainment International, Inc., a Delaware corporation) which own or operate theatres located outside the United States and Canada, in each case together with all property and assets which are a part of or related to such theatres, including but not limited to cash, accounts receivable, real estate, leases, tenant improvements, furniture, fixtures and equipment, net of any accounts payable, accrued expenses and other current and long-term liabilities related to such theatres.

               "PERMITTED JOINT VENTURE" means any joint venture entered into by the Borrower or any of its Subsidiaries with one or more third parties during the 2001 Fiscal Year (i) to which the Borrower or its Subsidiaries shall have contributed certain International Assets and
          (ii) of which the Borrower shall own at least 33% (but not more than 50%) of the outstanding Capital Stock.

          (b) The definition of "Annualized EBITDA" contained in Section 1.1 of the Existing Credit Agreement is amended to read in its entirety as follows:

               "ANNUALIZED EBITDA" means, for the Borrower and its Consolidated Subsidiaries, as of the last day of any Fiscal Quarter (computed for the period consisting of such Fiscal Quarter and each of the three immediately preceding

           Fiscal Quarters), Consolidated EBITDA adjusted as follows: (a) Annualized EBITDA during any applicable period attributable to a particular theatre which was (i) permanently closed for business or disposed of during a Fiscal Quarter or (ii) acquired by the Borrower or a Consolidated Subsidiary during a Fiscal Quarter, shall be determined on a PRO FORMA basis as if such closure, disposition or acquisition had occurred on the first day of the most recently completed period of four full Fiscal Quarters; and
    (b) for purposes of calculating Annualized EBITDA, Consolidated
    Net Income shall be determined without giving effect to (i) costs incurred in connection with the permanent closing or disposition of any theatre during any applicable period, (ii) non-recurring expenses or charges (without duplication with any such expenses or charges already excluded in determining Consolidated EBITDA) incurred during the 2000 and 2001 Fiscal Years in connection with the corporate restructuring of the Borrower and its Consolidated Subsidiaries announced September 30, 1999 or incurred during the 2001 Fiscal Year in connection with the closing of any office located outside of Kansas City, Missouri, in an aggregate amount not to exceed $10,000,000, (iii) costs incurred in connection with any newly opened theatre prior to such opening, or (iv) gains or losses incurred in connection with any Asset Sale.

          (c) The definition of "Annualized Theatres" is amended by deleting the words "newly constructed or" in the first line thereof.

     SUBPART 2.2. AMENDMENTS TO ARTICLE VIII. Article VIII of the Existing Credit Agreement is hereby amended in accordance with this SUBPART 2.2.

          (a) Section 8.2.11 of the Existing Credit Agreement is hereby amended to insert the following words immediately prior to the words "in an amount" in the fifth line of clause (vi) thereof:

           "not otherwise permitted under this SECTION 8.2.11".

          (b) Section 8.2.11 of the Existing Credit Agreement is further amended to (i) delete the word "and" at the end of clause (vii) thereof,
     (ii) replace the "." at the end of clause (viii) thereof with "; and", and
     (iii) insert a new clause (ix) following clause (viii) thereof to read in its entirety as follows:

               "(ix) so long as immediately before or after giving effect thereto, no Default shall have occurred and be continuing, Investments consisting of International Assets in Permitted Joint Ventures; PROVIDED, that the aggregate net book value of all International Assets contributed by the Borrower and its Subsidiaries to any Permitted Joint Venture, plus (without duplication) the amount of Net Cash Proceeds generated from any Asset Sale permitted under

          SECTION 8.2.14(C), shall not exceed $150,000,000 either individually or in the aggregate.".

          (c) Section 8.2.13 of the Existing Credit Agreement is amended to (i) delete the word "and" at the beginning of the sixth line thereof following the second ";" and (ii) insert the following words immediately prior to the "." at the end of such Section:

          "; and Investments in Permitted Joint Ventures.".

          (d) Section 8.2.14 of the Existing Agreement is amended to insert a new clause (c) following clause (b) thereof to read in its entirety as follows:

               "(c) Notwithstanding the provisions of SECTION 8.2.14(A), the Borrower shall be permitted to engage in one or more Asset Sales during the 2001 Fiscal Year in which the assets sold or otherwise disposed of in such Asset Sale consist of International Assets; PROVIDED, that the Net Cash Proceeds from such Asset Sale, plus (without duplication) the aggregate fair market value of all assets contributed by the Borrower to any Permitted Joint Venture permitted under SECTION 8.2.11(IX), shall not exceed $150,000,000 either individually or in the aggregate; and, PROVIDED, FURTHER, that any such Asset Sale shall not be considered as an Asset Sale for purposes of determining if the $50,000,000 limitation in CLAUSE (Z) of SECTION 8.2.14(A) has been exceeded.".


                                      PART III

                            CONDITIONS TO EFFECTIVENESS

     SUBPART 3.1. EFFECTIVE DATE AND CONDITIONS. This Amendment shall become effective on March 30, 2000 (the "FOURTH AMENDMENT EFFECTIVE DATE") upon the satisfaction of each of the conditions precedent set forth in this PART III.

     SUBPART 3.1.1. EXECUTION OF COUNTERPARTS. The Administrative Agent shall have received counterparts of this Amendment duly executed and delivered on behalf of the Borrower and the Required Lenders.

     SUBPART 3.1.2. RESOLUTIONS. The Administrative Agent shall have received a certificate, dated the Fourth Amendment Effective Date, of the Secretary or an Assistant Secretary of the Borrower and each other Loan Party as to:

          (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of the Loan Documents to be executed hereunder; and

          (b) the incumbency and signatures of those of its officers authorized to act with respect to this Amendment and each Loan Document executed by it;

upon which certificate the Administrative Agent and each Lender may conclusively rely until the Administrative Agent shall have received a further certificate of the Secretary or an Assistant Secretary of such Loan Party canceling or amending such prior certificate.

     SUBPART 3.1.3. AFFIRMATION AND CONSENT. The Administrative Agent shall have received an affirmation and consent in form and substance satisfactory to it, duly executed and delivered by each Guarantor.

     SUBPART 3.1.4. AMENDMENT FEE. The Administrative Agent shall have received an amendment fee (but only for the account of each Lender that has executed and delivered (including delivery by way of facsimile) a copy of this Amendment to the attention of Mr. Oliver Trumbo at Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019 (19th floor), telecopy number 212-262-1910 at or prior to 3:00 p.m. New York City time on March 29, 2000) in the amount of 5 basis points of such Lender's Commitment.

     SUBPART 3.2. LEGAL DETAILS, ETC. All documents executed or submitted pursuant hereto shall be satisfactory in form and substance to the Administrative Agent and its counsel. The Administrative Agent and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as the Administrative Agent or its counsel may reasonably request. All legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to the Administrative Agent and its counsel.

                                      PART IV

                              MISCELLANEOUS PROVISIONS

     SUBPART 4.1. CROSS-REFERENCES. References in this Amendment to any Part or Subpart are, unless otherwise specified, to such Part or Subpart of this Amendment.

     SUBPART 4.2. LOAN DOCUMENT PURSUANT TO EXISTING CREDIT AGREEMENT. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Existing Credit Agreement.

     SUBPART 4.3. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     SUBPART 4.4. FULL FORCE AND EFFECT; LIMITED AMENDMENT. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement, any other Loan Document referred to therein or herein or of any transaction or further or future action on the part of the Borrower or any Obligor which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.

     SUBPART 4.5. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSES SECTION 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

     SUBPART 4.6. PAYMENT OF FEES AND EXPENSES. The Borrower hereby agrees to pay and reimburse the Administrative Agent for all its reasonable fees and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and related documents, including all reasonable fees and disbursements of counsel to the Administrative Agent.

     SUBPART 4.7. EXECUTION IN COUNTERPARTS. This Amendment may be executed in any number of counterparts by the parties hereto, each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same agreement.

     SUBPART 4.8. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders to execute and deliver this Amendment the Borrower hereby represents and warrants to the Lenders that

          (a) the execution, delivery and performance by it of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) its Organic Documents or (ii) any law or contractual restriction binding on it;

          (b) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by it of this Amendment;

          (c) this Amendment constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforceability, to the effect of (i) any applicable bankruptcy, insolvency, moratorium or similar law affecting creditors' rights generally, and (ii) the effect of general principles of equity; and

          (d) immediately after giving effect to this Amendment, no Default has occurred and is continuing, and all of the statements set forth in Section
     6.2.1 and 6.2.2 of the Existing Credit Agreement are true and correct.

     SUBPART 4.9. HEADINGS. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provision hereunder.

               [INTENTIONALLY LEFT BLANK - - SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

                                   AMC ENTERTAINMENT INC.


                                   By /s/ Peter C. Brown
                                        Title:  Chairman & CEO


                                   THE BANK OF NOVA SCOTIA


                                   By /s/ Vincent J. Fitzgerald, Jr.
                                        Title: Authorized Signatory



                                   BANK OF AMERICA NATIONAL TRUST
                                   AND SAVINGS ASSOCIATION


                                   By /s/ Matthew Koenig
                                        Title: Managing Director



                                   THE BANK OF NEW YORK


                                   By /s/ Ben Todres
                                        Title: Vice President



                                   THE MITSUBISHI TRUST AND
                                   BANKING CORPORATION


                                   By /s/ Beatrice Kossodo
                                        Title: Senior Vice President

                                   UNION BANK OF CALIFORNIA, N.A.

                                   By______________________________
                                        Title:


                                   CANADIAN IMPERIAL BANK OF
                                   COMMERCE


                                   By /s/ Harold Birk
                                        Title: Executive Director


                                   FIRST UNION NATIONAL BANK


                                   By /s/ unreadable
                                        Title: Senior Vice President


                                   CREDIT SUISSE FIRST BOSTON


                                   By /s/ Kristin Lipri
                                        Title: Associate

                                   By /s/ Bill O'Daly
                                        Title: Vice President


                                   BANK HAPOALIM, B.M.


                                   By______________________________
                                        Title:

                                   THE DAI-ICHI KANGYO BANK, LTD.,
                                    CHICAGO BRANCH


                                   By /s/ Marvin Lazar
                                        Title: Assistant Vice President


                                   THE INDUSTRIAL BANK OF JAPAN,
                                    LIMITED


                                   By /s/ William Kennedy
                                        Title: Senior Vice President



                                   GENERAL ELECTRIC CAPITAL
                                    CORPORATION


                                   By______________________________
                                        Title:



                                   THE SAKURA BANK, LIMITED


                                   By /s/ unreadable
                                        Title: Senior Vice President



                                   STB DELAWARE FUNDING TRUST I


                                   By /s/ unreadable
                                        Title:

                                   BANK MUAMALAT MALAYSIA BERHAD


                                   By /s/ unreadable
                                        Title:


                                   THE SUMITOMO BANK, LTD.


                                   By______________________________
                                        Title:


                                   U.S. BANK NATIONAL ASSOCIATION


                                   By______________________________
                                        Title:



                                   MORGAN GUARANTY TRUST
                                      COMPANY OF NEW YORK


                                   By /s/ Julie Prince
                                        Title: Associate